UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 24, 2026
Date of Report (Date of earliest event reported)

Sinclair, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-271072	92-1076143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Sinclair, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2026, Sinclair, Inc. (the “Company”) determined that David Bochenek, the Company’s Senior Vice President and Chief Accounting Officer will separate from employment with the Company effective as of November 9, 2026 (such date, the “Separation Date”). Mr. Bochenek will remain the Senior Vice President and Chief Accounting Officer and will assist the Company with transitional matters through the Separation Date.

In connection with his separation, the Company and Mr. Bochenek entered into a Transition and Separation Agreement (the “Separation Agreement”) pursuant to which the parties agreed that Mr. Bochenek will be entitled to receive the severance benefits provided under his employment agreement with the Company dated May 22, 2019 for a termination of his employment by the Company without cause, which severance benefits are as follows:

•within thirty (30) days after the Separation Date, payment of annual base salary through November 30, 2026;
•a payment in respect of unutilized vacation time that has accrued through the Separation Date;
•a cash lump sum equal to 24 months of his then-current annual base salary; and
•benefits, if any, applicable to Mr. Bochenek under any applicable existing equity award agreement upon the terms and conditions set forth therein.

In addition, Mr. Bochenek will receive a bonus payment of approximately $66,000 (the “Bonus Payment”), paid over the six (6) month period following the Separation Date; provided he executes and does not revoke a waiver and release of claims in favor of the Company, and he complies with the waiver and release of claims and the non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Separation Agreement.

Subject to the approval of the compensation committee of the Board of Directors of the Company, simultaneous with the execution of the waiver and release of claims, the Company and Mr. Bochenek shall also enter into an amendment (the “SARs Amendment”) to each outstanding award of stock appreciation rights (“SARs”) held by Mr. Bochenek granted under the Company’s 2022 Stock Incentive Plan (the “SARs Plan”) to extend the post-termination exercise period of the SARs to the ten (10)-year expiration date of the SARs; provided that Mr. Bochenek does not revoke the waiver and release of claims, and he complies with the waiver and release of claims and the non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Separation Agreement.

Following the Separation Date through the date on which the Company files its annual report on Form 10-K for the 2026 fiscal year (the “2026 Form 10-K”), Mr. Bochenek has agreed to make himself available to answer any questions or address any issues in respect of the 2026 Form 10-K.

Mr. Bochenek is the Company’s principal accounting officer and, in connection with his departure, Narinder Sahai, the Company’s Executive Vice President and Chief Financial Officer, will be the Company’s principal accounting officer effective as of the Separation Date. Mr. Sahai will not receive any additional compensation in connection with his service as the Company’s principal accounting officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR, INC.

By: /s/ Narinder K. Sahai

Name:    Narinder K. Sahai
Title:    Executive Vice President / Chief Financial Officer
Dated: August 28, 2026